UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA), or MIRA, today announced a key development milestone that may significantly advance the Company’s topical drug pipeline: its novel topical formulation of Ketamir-2 demonstrated successful, dose-proportional drug release in a validated laboratory study, marking a critical step forward in the program’s progression toward clinical testing.

The results of the in vitro release testing (IVRT) confirm that Ketamir-2 can be delivered reliably and consistently through a topical cream—a challenge that many water-soluble compounds fail to overcome when formulated in hydrophobic bases. This breakthrough provides MIRA with a new opportunity to pursue localized, non-opioid pain treatment options that may complement its oral Ketamir-2 formulation currently in Phase 1 trials.

“This is not just a formulation milestone—it’s a strategic inflection point,” said Erez Aminov, Chairman and CEO of MIRA. “With both oral and topical path now in motion, we’re targeting a much broader market and moving closer to providing multiple therapeutic options to address the growing burden of pain.”

MIRA is now initiating preclinical efficacy studies to assess whether the topical formulation can offer therapeutic effects in models of inflammatory and neuropathic pain. These studies are expected to provide data to guide potential clinical advancement.

MIRA is also evaluating whether the topical Ketamir-2 program may meet the criteria for Fast Track designation under the United States Food and Drug Administration (“FDA”)’s expedited development program for serious conditions. If granted, Fast Track status could facilitate closer communication with the FDA and potentially accelerate the path to first-in-human studies.

The potential significance of this development is further underscored by the market opportunity it addresses. According to The Business Research Company, the U.S. topical pain relief market is projected to exceed $11.5 billion in 2025, driven by increased demand for non-opioid, localized therapies that minimize systemic exposure. MIRA believes its dual-route Ketamir-2 strategy is uniquely positioned to engage both systemic and topical treatment markets.

MIRA’s oral Ketamir-2 formulation is currently being evaluated in a Phase 1 clinical trial, with a Phase 2a trial in diabetic neuropathy expected to commence later this year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: April 23, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer